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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         March 20, 2003
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                          Community Capital Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
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                 (State or Other Jurisdiction of Incorporation)


           0-18460                                 57-0866395
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   (Commission File Number)             (I.R.S. Employer Identification)


               1402-C Highway 72, Greenwood, South Carolina 29649
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          (Address, Including Zip Code of Principal Executive Offices)


                                 (864) 941-8200
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              (Registrant's Telephone Number, Including Area Code)

                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On March 20, 2003, a News Release relating to Community Capital Corporation (the "Company") was issued announcing that its Board of Directors has approved a stock buyback program contemplating Rule 10b5-1 of the Securities Exchange Act of 1934 (the "Plan"). This Plan is a continuation of the stock repurchase program begun in November 2002 with the approval of a similar plan contemplating Rule 10b5-1 of the Securities Exchange Act of 1934. Until the Plan is terminated, the Company will purchase the maximum amount of the Company's common stock allowed under Rule 10b-18 of the Securities Exchange Act of 1934 for the next twelve months beginning on April 21, 2003. SunTrust Robinson Humphrey will have full discretion as to time and amount of purchases; provided however, that: (1) the purchase price shall be less than or equal to $20.00 per share; and (2) the total aggregate number of shares purchased in the twelve-month period does not exceed either 100,000 or the maximum allowed by Rule 10b-18. A copy of this News Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

         Certain of the statements contained in this report on Form 8-K and in the attached article that are not historical facts are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this report and the article that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us to be materially different from those expressed or implied by such forward-looking statements. Although we believe that our expectations of future performance is based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations.

         Factors which could cause actual results to differ from expectations include, among other things: (1) the challenges, costs and complications associated with the continued development of our branches; (2) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us; (3) our dependence on senior management; (4) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (5) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (6) changes in deposit rates, the net interest margin, and funding sources; (7) inflation, interest rate, market, and monetary fluctuations; (8) risks inherent in making loans including repayment risks and value of collateral; (9) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (10) fluctuations in consumer spending and saving habits; (11) the demand for our products and services; (12) technological changes; (13) the challenges and uncertainties in the implementation of our expansion and development strategies; (14) the ability to increase market share; (15) the adequacy of expense projections and estimates of impairment loss; (16) the impact of changes in accounting policies by the Securities and Exchange Commission; (17) unanticipated regulatory or judicial proceedings; (18) the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes,


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banking, securities, and insurance); (19) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (20) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; (21) the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (22) other factors described in this report and in other reports filed by the company with the Securities and Exchange Commission; and (23) our success at managing the risks involved in the foregoing.

Item 7.  Financial Statements and Exhibits.

         (a) - (b) Not applicable.

         (c)  Exhibits.

         Exhibit 99.1 - News Article Regarding Registrant dated March 20, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMMUNITY CAPITAL CORPORATION

Date: March 25, 2003                      By:      /s/ R. Wesley Brewer
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                                               R. Wesley Brewer
                                               Chief Financial Officer,
                                               Executive Vice President, and
                                               Secretary


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